EXHIBIT 10.1

STOCK AND WARRANT PURCHASE AGREEMENT

Cardima, Inc.
47266 Benicia Street
Fremont, California 94538

Ladies & Gentlemen:

The undersigned purchaser (the “Purchaser”) hereby confirms its agreement with you as follows:

1.    This Stock and Warrant Purchase Agreement (including, without limitation, Annex I, which is incorporated herein by reference as if fully set forth herein (the “Purchase Agreement”) is made by and between Cardima, Inc., a Delaware corporation (the “Company”), and the Purchaser as of the date this Purchase Agreement is accepted by the Company below (the “Effective Date”).

2.    This Purchase Agreement is one of a series of stock and warrant purchase agreements of the Company relating to the offering (the “Offering”) of securities of the Company. In connection with this Offering, the Company has authorized the issuance and sale of purchase units consisting of up to a maximum aggregate number of 5,333,333 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 2,400,000 shares of the Company’s Common Stock (the “Warrants”), in each case as may be adjusted in accordance with Section 7.6.

3.    The Company and the Purchaser agree that the Purchaser will purchase from the Company, and the Company, conditioned upon acceptance in whole or in part, will (a) sell to the Purchaser that number of shares of Common Stock equal to (i) the product of (A) $_________ (the “Investment Amount”) multiplied by (B) 0.9994 divided by (ii) $0.74955 (the “Purchase Price”), and (b) issue to the Purchaser, or to another individual and entity designated by the Purchaser in Section 7 below (the “Warrant Purchaser”), that number of Warrants described in Section 2.2 of Annex I equal to (i) the product of (A) the Investment Amount multiplied by (B) 0.0006 divided by (ii) $0.001. Upon acceptance of the subscription of each Investor by the Company, Annex I shall become the final and binding obligation of the Company and its terms shall be enforceable by each Investor against the Company. In addition, upon acceptance of a subscription by an Investor by the Company hereunder, the Company shall be deemed to have confirmed the fulfillment or waiver of all of the conditions to its obligations to close set forth in Section 2.3 of Annex I.

4.    For every twenty (20) shares of Common Stock purchased by the Purchaser, the Company will issue to the Purchaser or, subject to compliance by the Warrant Purchaser with Section 7 below, agree to issue to the Warrant Purchaser a Warrant to purchase nine (9) shares of Common Stock. The exercise price of each Warrant shall be $0.8245 (which exercise price is equal to 110% of the Purchase Price). Each Warrant shall be exercisable commencing two (2) months after the date of issuance; provided, that in accordance with the terms of the Warrant, the number of Warrant Shares (as defined in Annex I hereto) subject to purchase shall be permanently reduced on a share-for-share basis by the number of shares of Common Stock and other Company securities (including short sales and sales or purchases of derivative securities) sold by the Purchaser during such two (2) month period after the date of issuance. The Warrants also are subject to a mandatory exchange or termination in the case of certain reorganizations, mergers, or divestitures.

5.    The Common Stock and Warrants will be sold on a first come, first served basis. The Company makes no representation that this Purchase Agreement will be accepted by the Company. In its offering of Common Stock and Warrants, the Company may enter into Stock and Warrant Purchase Agreements with other purchasers; such purchasers may hereinafter be referred to as the “Purchasers.”

6.    Purchaser hereby agrees not to engage, directly or indirectly, in any short sale or third party short sales or hold a “put equivalent position” with respect to the Common Stock for a thirty (30) day period prior to and for a sixty (60) day period following the Closing Date.

7.    In the event that the Purchaser designates to another entity or person its right to purchase Warrants as set forth in Annex I of the Purchase Agreement, such Warrant Purchaser shall be identified on the line provided below. Subject to the execution and delivery of this Purchase Agreement by such Warrant Purchaser, completion of Exhibit 4.9 hereto by such Warrant Purchaser, delivery by such Warrant Purchaser of the purchase price of $0.001 per share underlying the Warrant, and compliance with the Securities Act and any applicable state securities laws, the Company agrees to accept such designation and the Purchaser hereby agrees that it will have no right to Warrants under this Purchase Agreement or otherwise. By signing this Purchase Agreement as a Purchaser, the Warrant Purchaser makes the representations of the Purchasers contained in Section 5 hereof and agrees to be bound as a Purchaser hereunder.

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

PURCHASER:

If you are purchasing on your individual behalf, please provide the information requested and sign below:	If you are signing on behalf of an entity, please provide the information requested and sign below:

(Print Name of Purchaser)	(Print Name of Purchaser)
By:
Signature

Name:
(Print name of authorized signatory)

Title:

Address:	Address:

Facsimile No.:	Facsimile No.:

Telephone No.:	Telephone No.:

Taxpayer Identification Number:	Taxpayer Identification Number:

ACCEPTED AND AGREED TO as of December 31, 2002. CARDIMA, INC., a Delaware Corporation

By:
Name:Gabriel B. Vegh Title: Chief Executive Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF COMMON STOCK AND WARRANTS

1.    Authorization and Sale of the Common Stock and Warrants

       1.1    Authorization of the Common Stock and Warrants.  The Company has authorized the issuance and sale of up to 5,333,333 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), along with warrants to purchase up to an aggregate of 2,400,000 shares of the Company’s Common Stock (the “Warrants”) in the form attached hereto as Exhibit 1.1.

       1.2    Sale of Common Stock and Warrants.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements of the Purchaser contained herein, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company the number of shares of Common Stock and Warrants agreed upon by the Purchaser and accepted by the Company at the Purchase Price, as set forth in the Stock and Warrant Purchase Agreement by and between the Company and the Purchaser (the “Purchase Agreement”). The shares of Common Stock sold to the Purchaser pursuant to the Purchase Agreement are hereinafter referred to as the “Initial Shares” and the shares of Common Stock arising from the exercise of the Warrant are hereinafter referred to as the “Warrant Shares.” The Initial Shares, the Warrant and the Warrant Shares are hereinafter collectively referred to as the “Securities.”

2.    Closings

       2.1    Closing Date.  One or more closings of the purchase and sale of the Common Stock and Warrants in the Offering hereunder (the “Closing”) shall be held at such place and such times as the Company may select. Each date of a Closing of the purchase or sale of the Common Stock and Warrants in connection with the Offering is hereinafter referred to as a “Closing Date.” As of the Closing Date for a specific purchase of Common Stock and Warrants, the Company shall prepare a certificate or certificates registered in the name of the Purchaser representing the Initial Shares to be purchased by such Purchaser under the Purchase Agreement, and the Purchaser shall send to the Company a wire transfer (in accordance with the instructions set forth on Exhibit 2.1 hereto) in the amount of the Purchase Price of the shares of Common Stock to be purchased by such Purchaser, payable to the Company’s order. Funds received by the Company prior to the Closing Date will not bear interest.

       2.2    Warrant Issuance.  The Company will issue to each Purchaser or, subject to compliance by the Warrant Purchaser with Section 7 of the Purchase Agreement, agree to issue to the Warrant Purchaser a Warrant to purchase nine (9) shares of the Company’s Common Stock at a per share exercise price of $0.8245 (which shall be equal to 110% of Purchase Price) for every twenty (20) shares of the Company’s Common Stock purchased by such Purchaser at the Closing. The Warrant will be issued as of the Closing and the Company shall deliver the Warrant to the Purchaser as promptly as practicable after the Closing Date; provided, however, that the Purchaser may not exercise the Warrant until the date which is two (2) months after the Closing (the “Warrant Determination Date”). In accordance with the terms of the Warrant, the

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number of Warrant Shares subject to purchase will be permanently reduced on a share-for-share basis by the number of shares of Common Stock and other Company securities (including short sales and sales or purchases of derivative securities) sold by the Purchaser from the Closing Date until and including the Warrant Determination Date. As a condition to exercising the Warrant, the Purchaser shall provide to the Company an affidavit and other reasonable supporting materials stating the amount of Company securities sold by such Purchaser (including short sales and sales or purchase of derivative securities) from the Closing Date until and including the Warrant Determination Date. The Warrant also is subject to a mandatory exchange or termination in the case of certain reorganizations, mergers, or divestitures.

       2.3    Conditions to Closing.  The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

(a)    acceptance and execution by the Company and by the Investor of the Purchase Agreement;

(b)    payment by the Investor of immediately available funds in the amount of the Purchase Price of the Common Stock and the Warrants;

(c)    all representations and warranties of the Investor contained herein shall remain true and correct in all material respects as of the Closing Date (as a condition to the Company’s obligations);

(d)    all representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date, (as a condition to the Investor’s obligations);

(e)    the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock and Warrants, or shall have the availability of exemptions therefrom;

(f)    the sale and issuance of the Common Stock and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Common Stock and the Warrants upon the exercise thereof shall be legally permitted by all laws and regulations to which and the Company is subject (except for any potential violations of Nasdaq Rule 4350) and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

(g)    delivery to the Investor of an opinion of Pillsbury Winthrop, LLP, counsel to the Company, in the form of Exhibit 2.3 hereto.

       2.4    Limitations on Shares.  In no event shall the aggregate number of shares sold hereunder and the Warrant Shares sold hereunder exceed 19.99% of the outstanding shares of Common Stock of the Company.

3.    Representations and Warranties of the Company.  Except as set forth in the SEC Documents (as defined below), the Company represents and warrants to the Purchaser as of the Closing Date as follows:

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       3.1    Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and assets and conduct its businesses as it is now being conducted. Other than the subsidiaries listed on Schedule 3.1, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the Company.

       3.2    Corporate Power; Authorization.  The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver the Purchase Agreement, to sell and issue the Securities and to carry out and perform all of its obligations hereunder. The Purchase Agreement has been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or the stockholders, is required under the Delaware General Corporation Law, and at the Closing will be executed and delivered on behalf of the Company and will constitute the valid and binding agreement of the Company, and, assuming due execution and delivery by the Purchaser, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by equitable principles generally.

       3.3    Validity of Securities.  The Company has full corporate power and authority to sell the Initial Shares on the terms and conditions contemplated herein, and when so sold against payment therefor as provided herein, the Initial Shares will be validly authorized and issued, fully paid and nonassessable. The Company has full corporate power and authority to sell the Warrant on the terms and conditions contemplated therein, and when so sold the Warrant will be validly authorized and issued. The issuance and delivery of each of the Initial Shares and the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company and when the Warrant Shares are issued in accordance with the terms of the Warrant, they will be validly issued and outstanding, fully paid and nonassessable.

       3.4    SEC Documents; Financial Statements.  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, subsequent reports on Form 10-Q, the Company’s most recent Proxy Statement and Notice of Annual Stockholders’ Meeting and the Company’s most recent Proxy Statement and Notice of Special Stockholders’ Meeting and each report or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such annual report through the date hereof, including any amendments thereto (the “SEC Documents”), in each case as filed by the Company with the Securities and Exchange Commission (the “SEC”) have been made available to the Purchaser upon request. The SEC Documents conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules, regulations and instructions of the SEC thereunder. The SEC Documents did not as of their dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial

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statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company’s past practices since the last date of such financial statements. The Company has not provided to the Investors any information that, accordingly to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

       3.5    Subsequent Events.  Except as set forth in the SEC Documents, the Company’s Current Reports on Form 8-K and press releases of the Company, since December 31, 2001, (i) except in the ordinary course of business, the Company has not incurred any liabilities or obligations, contingent or otherwise, that are material in the aggregate to the Company taken as a whole, and (ii) there has been no material adverse change in the condition or results of operations, financial or otherwise, of the Company, taken as a whole.

       3.6    No Undisclosed Events or Circumstances.  Since September 30, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

       3.7    Legal Proceedings.  Except as set forth in the press releases of the Company, the SEC Documents, the Company’s Current Reports on Form 8-K and otherwise herein there are no material legal proceedings to which the Company is a party or of which property of the Company is the subject and, to the Company’s knowledge, no such proceedings are contemplated by governmental authorities or others.

       3.8    Approvals.  Subject to compliance with the provisions of applicable securities laws of state or foreign jurisdictions, no other approval of any public body (state or federal) is or will, on the Closing Date be necessary in connection with the offer, issue and sale of the Initial Shares and the Warrant as contemplated herein.

       3.9    No Breach.  The consummation of the transactions contemplated in the Purchase Agreement and the fulfillment of the terms thereof will not result in (i) a violation of the Company’s Amended and Restated Certificate of Incorporation or Bylaws, (ii) a breach of any of the material terms or provisions of, or constitute a default under, any material indenture,

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mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or (iii) a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound, which violation would result in a material adverse affect on the Company’s business.

       3.10  Capitalization.  Immediately prior to the Closing, the Company’s authorized capital stock will consist of (a) 100,000,000 shares of Common Stock of which 49,911,423 shares were issued and outstanding as of December 30, 2002 and (b) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) of which 750,000 shares are designated Series A Participating Preferred Stock, of which no shares were issued and outstanding as of December 1, 2002. All 49,911,423 shares of Common Stock of the Company outstanding as of December 30, 2002 have been duly authorized and validly issued and are fully paid and nonassessable. The Company recently received approval from its stockholders to increase the authorized shares of Common Stock from 75,000,000 to 100,000,000 in order to permit the Company to raise additional capital. Except as set forth on Schedule 3.10, the SEC Documents contain an accurate description of all subscriptions, warrants, calls, commitments or other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company. Except as set forth on Schedule 3.10, the Company is not a party to any agreement granting anti-dilution rights to any person (other than the Investors herein) with respect to any of its equity or debt securities. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies) for the sale or transfer (including agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements related to rights of first refusal, co-sale rights or “drag along” rights) of any securities of the Company.

       3.11  Common Stock S-3 Eligibility.  The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and, except for any approvals that may be required by the National Association of Securities Dealers under Nasdaq Rule 4350, the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Nasdaq Market. As of the date hereof, the principal market of the Company is the Nasdaq SmallCap Market. As of the date hereof, the Company expects to remain eligible to register the Initial Shares and the Warrant Shares for resale by the Investors by filing a Form S-3 Registration Statement.

       3.12  Exemption from Registration; Valid Issuances.  Subject to the accuracy of the Investors’ representations in Article III, the sale of the Initial Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Except as set forth on Schedule 3.10, neither the sales of the Shares, the Warrants or the Warrant Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Shares, the Warrants or the Warrant Shares or, except as contemplated

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herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Shares, the Warrants and the Warrant Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

       3.13    No General Solicitation or Advertising in Regarding to this Transaction.  Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Initial Shares or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Initial Shares, the Warrants or the Warrant Shares under the Securities Act.

       3.14    Licenses and Consents.  To the knowledge of the Company, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other governmental authorities that are material to the conduct of its business, all of which are valid and in full force and effect, except to the extent that the failure to have or be in compliance with such is not reasonably likely to have a material adverse effect on the Company’s business or results from operations.

       3.15    Regulatory Compliance.

The Company has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated products (the “Regulated Products”) required to be filed with or otherwise provided to the FDA or any other governmental or regulatory authority with jurisdiction over the manufacture, use, or sale of the Regulated Products, has materially complied with all applicable requirements of the FDA or other governmental or regulatory authority with respect to the Regulated Products (including but not limited to the Federal Food, Drug, and Cosmetic Act, the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act, the Federal False Claims Act, the Federal laws concerning physician self-referral known as “Stark I” and “Stark II”, and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations), and all regulatory licenses or approvals in respect thereof are in full force and effect. All documentation, correspondence, reports, data, analyses and certifications relating to or regarding any medical devices of the Company filed with or delivered by or on behalf of the Company to any governmental or regulatory authority was in all material respects true and accurate when so filed or delivered and, to the knowledge of the Company, remains true and accurate. Each Regulated Product is being manufactured, tested, distributed and marketed in material compliance with all legal requirements, including but not limited to those relating to investigational use, premarket clearance, good manufacturing practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security.

3.15.1  All or substantially all of the Company’s products are Regulated Product manufactured, marketed, distributed, sold or licensed by or on behalf of the Company as of the date of this Agreement.

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3.15.2     No Regulated Products have ever been recalled, withdrawn, suspended or discontinued by the Company (whether voluntarily or otherwise). No proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Regulated Product are pending or, to the knowledge of the Company, threatened against the Company, nor have any such proceedings ever been instituted.

3.15.3     Neither the Company, nor to the Company’s Knowledge, any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any other governmental or regulatory authority, failed to disclose a material fact required to be disclosed to the FDA or other governmental or regulatory authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other governmental or regulatory authority to invoke its policies respecting fraud, untrue statements of material facts, bribery or illegal gratuities or any similar policies.

The Company has not received any written notice that the FDA or any other governmental or regulatory authority has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Regulated Product, or commenced, or overtly threatened to initiate, any action to enjoin production of any Regulated Product.

3.16     Private Placement.   The Company has not taken any action inconsistent with the treatment of the sale of the Common Stock and Warrants pursuant to the Purchase Agreement as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the provisions of Section 4(2) thereof and Regulation D thereunder. Assuming the accuracy of each Purchaser’s representations and warranties in each Purchaser’s Purchase Agreement and the compliance by each Purchaser and the December 2002 Finder in connection with the Offering, with all of its covenants and agreements, the offer, sale, and issuance by the Company of the Common Stock and Warrants to the Purchasers as contemplated herein constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.17     Use of Proceeds.   The Company intends to use the proceeds of the Offering for working capital, including, without limitation, in connection with the Company’s Phase III trial for the treatment of atrial fibrillation, the Company’s efforts to obtain FDA approval for its microcatheter currently in Phase III trial, planned marketing efforts, expansion of sales efforts and for such other general corporate purposes as the Company’s Board of Directors may determine from time to time.

3.18     Property.   Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company’s knowledge any real property, mineral or water rights, and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by the Company.

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3.19     Intellectual Property.   Except as otherwise disclosed in the SEC Documents, each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted in all material respects. To the Company’s knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

3.20     Internal Controls and Procedures.   The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

3.21     Payments and Contributions.   Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

3.22     Engagement Letter Commissions.   In connection with its private placement of units of Company Common Stock and warrants in 2001, the Company entered into a letter agreement dated April 10, 2001 (the “2001 Letter Agreement”) with a financial advisor (the “2001 Advisor”). The 2001 Advisor assisted the Company in its 2001 private placement of units and received a commission in connection with the 2001 offering, and the 2001 Advisor continues to provide certain services to the Company in connection with the development of potential strategic alliances.

On July 15, 2002, the Company retained another financial advisor (the “July 2002 Advisor”) as its financial advisor in connection with the current proposed offer and sale of shares of Company common stock and warrants to purchase shares of Company Common Stock The letter agreement with the July 2002 Advisor (the “July 2002 Letter Agreement”) provides for the payment of fees to the July 2002 Advisor equal to 7% of the gross proceeds of the offering. In addition to the cash fee, the July 2002 Advisor will receive warrants to purchase a number of shares of Company Common Stock equal to 10% of the number of shares sold in the offering.

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Shortly before August 5, 2002, the 2001 Advisor communicated to the Company that it believes that it is entitled under the 2001 Letter Agreement to fees and warrants in connection with the private placement of 6,982,877 shares of Common Stock and warrants to purchase an aggregate of 2,094,856 shares of Common Stock that the Company consummated in August, 2002 (the “August Private Placement”). The Company strongly disagrees with the 2001 Advisor’s interpretation of the 2001 Letter Agreement. However, even if the 2001 Advisor’s interpretation is correct, the Company believes that the 2001 Advisor waived any rights to compensation in connection with the August Private Placement. The Company sent to the 2001 Advisor on August 21, 2002 a termination letter relating to the 2001 Letter Agreement (the “2001 Advisor Termination Letter”). Pursuant to the terms of the 2001 Letter Agreement, the Company’s obligations to pay the 2001 Advisor a commission or to issue them warrants in connection with sales of the Company’s securities terminates thirty (30) days from the date of the 2001 Advisor Termination Letter, or September 20, 2002. On August 29, 2002, the 2001 Advisor sent to the Company an invoice for cash commissions and warrants that the 2001 Advisor claims are owed to it pursuant to the 2001 Letter Agreement as a result of the August Private Placement. On September 10, 2002, the Company sent a letter to the 2001 Advisor to express its position that no fees or warrants are due to the 2001 Advisor in connection with the August Private Placement. On each of September 26, and October 9, 2002, the Company received a letter from legal counsel to the 2001 Advisor reasserting the 2001 Advisor’s claim that it must receive commissions and warrants in connection with the August Private Placement.

In the event the 2001 Advisor prevails on this claim, the Company would be required to pay to the 2001 Advisor $381,570, or 7.5% of the gross proceeds of the August Private Placement and issue warrants to the 2001 Advisor to purchase up to 698,287 shares of Common Stock, or 10% of the number of shares sold in the August Private Placement. In the event warrants issued in the August Private Placement are exercised, the Company also would be required to pay an additional cash amount equal to 7% of the exercise price of the warrants issued in the August Private Placement. Any payments to the 2001 Advisor or warrants issued to the 2001 Advisor would be in addition to placement fees and warrants payable to the July 2002 Advisor. As a result of the 2001 Advisor Termination Letter sent to the 2001 Advisor, the Company will not be required to pay a cash placement fee to the 2001 Advisor or issue warrants to the 2001 Advisor in connection with this offering. Pursuant to the terms of the 2001 Advisor Termination Letter, the Company left open the possibility that the Company may allow the 2001 Advisor to assist us with this offering, and any warrants issued to them and cash commissions paid to them will be similar to the commissions described in the July 2002 Letter Agreement.

On November 13, 2002, the Company retained another financial advisor (the “November 2002 Advisor”) as finder in connection with a current proposed offer and sale of shares of Company common stock and warrants to purchase shares of Company common stock. The letter agreement with the November 2002 Advisor provides for, among other things, the payment of fees to the November 2002 Advisor equal to 7.5% of the gross proceeds of the offering, including any proceeds from the exercise of the Warrants. In addition to the cash fee, the November 2002 Advisor will be entitled to receive warrants to purchase a number of shares equal to 10% of the number of shares sold in the offering and a break-up fee of $100,000 for financings or transactions undertaken without the November 2002 Advisor’s assistance.

Annex I-9

On December 9, 2002, the Company retained another financial advisor (the “December 2002 Advisor”) as finder in connection with the current proposed offer and sale of shares of Company common stock and warrants to purchase shares of Company common stock. The letter agreement with the December 2002 Advisor provides for, among other things, the payment of fees to the December 2002 Advisor equal to 8% of the gross proceeds of the offering, including any proceeds from the exercise of the Warrants. In addition to the cash fee, the December 2002 Advisor will receive warrants to purchase a number of shares equal to 7.5% of the number of shares sold in the offering.

On December 28, 2002, the Company retained a financial advisor and finder (the “December 2002 Finder”) in connection with the current proposed offer and sale of shares of Company common stock and warrants to purchase shares of Company common stock. The letter agreement with the December 2002 Finder (the “December 2002 Finder Letter Agreement”) provides for the payment of fees to the December 2002 Finder equal to 7.5% of the gross proceeds of the offering, including any proceeds from the exercise of the Warrants. In addition to the cash fee, The December 2002 Finder will receive warrants to purchase a number of shares equal to 10% of the number of shares sold in the offering.

The Company has previously and may in the future enter into further agreements with financial advisors in addition to The December 2002 Finder, including those set forth above and in Section 5.8 (the “Additional Agents”) in connection with this offering or subsequent placements. There is the possibility that the Company might agree to pay to the Additional Agents a commission on any sales of securities to investors introduced to us by such Additional Agent or a commission based upon the exercise price of any warrants exercised by investors introduced to us by such Additional Agents, and that such commissions will be in addition to commissions paid to the December 2002 Finder and the July 2002 Advisor. In addition, the Company may agree to issue to the Additional Agents warrants to purchase shares of our common stock based upon the number of shares sold to investors in the offering. In addition, the Company may be obligated to pay termination or break-up fees to the Additional Agents in connection with this offering or subsequent placements. Any commissions paid or warrants issued to the Additional Agents would be in addition to the commissions payable or warrants issuable to the December 2002 Finder and the July 2002 Advisor.

4.     Covenants of the Company

4.1     Reservation of Common Stock.   As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

4.2     Listing of Common Stock.   The Company hereby agrees to use its commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Market, and as soon as reasonably practicable following the Closing to list the Initial Shares and the Warrant Shares on the Nasdaq Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other national exchange or market, it will include in such application the Initial Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Initial Shares and Warrant

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Shares to be listed on such market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Nasdaq Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq Market and shall provide Investors with copies of any correspondence to or from the Nasdaq Market which questions or threatens delisting of the Common Stock, within ten (10) trading days of the Company’s receipt thereof, until the Investors have disposed of all of their Registrable Securities (as defined in Annex I).

4.3     Exchange Act Registration.   The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities (as defined in Annex I).

4.4     Corporate Existence; Conflicting Agreements.   The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

4.5     Securities Filings.   The Company shall make any necessary SEC and “blue sky” filings required to be made by the Company in connection with the sale of the Securities to the Investors as required by all applicable laws.

4.6     Delivery of Warrants and Stock Certificates.   The Company will deliver the original stock certificates representing the Shares and the Warrants to the Purchaser within seven (7) business days of the Closing.

4.7     Delisting Penalty.   If at any time during the two (2) year period following the Effective Time the common stock of the Company is delisted from the Nasdaq National SmallCap Market for any reason, as liquidated damages for such failure not as a penalty the Purchaser shall receive an amount in cash equal to 1.5% of the aggregate purchase price of all Shares and Warrants purchased hereunder for each month or portion thereof from the date of such delisting until such time as the Company’s common stock is again listed on the Nasdaq National SmallCap Market; provided, however, payment of such liquidated damages shall not relieve the Company from its obligations pursuant to Section 4.2 above. Payment of such liquidated damages shall be made within three (3) calendar days of demand in cash. If the Company does not remit the payment to the Purchaser as set forth above, the Company will pay the Purchaser’s reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Except with respect to losses, claims, damages or liabilities arising out of or based upon the common stock of the Company being delisted from the Nasdaq National SmallCap Market for which this Section 4.7 shall be the exclusive remedy, the liquidated damages paid pursuant to this provision shall not affect or limit the Purchaser’s other rights and remedies as set forth in this Agreement or provided for by law

Annex I-11

5.     Representations and Warranties of the Purchaser; Access to Information; Independent Investigation.   The Purchaser hereby represents and warrants to the Company as follows:

5.1     Investment Intent.   The Purchaser is purchasing the Common Stock and Warrants for investment for its own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of any part thereof within the meaning of the Securities Act. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation to such person or to any third person with respect to any of the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. The Purchaser further understands that neither the Company nor any of its officers or directors has any obligation to register the Securities under any federal or state securities act or law, except as otherwise expressly set forth in Section 5 hereof.

5.2     Investment Experience.   The Purchaser is an “accredited investor” within the meaning of Rule 501 of the SEC, promulgated under the Securities Act, and, if not an individual, was not organized for the specific purpose of acquiring the Securities. The Purchaser had access to the SEC Documents and has carefully reviewed the information contained therein, including, but not limited to, the section entitled “Factors Affecting Future Results.” The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

5.3     Authorization.   The Purchaser has full right, power and authority to enter into this Purchase Agreement and perform its obligations thereunder. This Purchase Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance by the Purchaser of this Purchase Agreement and compliance herewith and therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which Purchaser is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect upon the business or operations of the Purchaser, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser.

5.4     Compliance with Securities Laws and Regulations.   All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to registration under the

Annex I-12

Securities Act and qualification under the applicable state securities laws or pursuant to exemptions from registration and qualification as well as compliance with the provisions of Section 5.1 below.

5.5     Reliance by Company.   The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.6     No Government Approval.   The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

5.7     No Legal, Tax or Investment Advice.   The Purchaser understands that nothing in the Purchase Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.8     Access to Information.   The Purchaser acknowledges that it has had the opportunity to ask questions, to receive answers concerning (i) the Company, (ii) the terms and conditions of the Offering from the Company and to obtain any additional information from the Company that the Company possesses or can acquire without unreasonable effort or expense regarding this Offering, including, without limitation, information relating to the engagement of The December 2002 Finder as placement agent for the Offering pursuant to that certain fee engagement letter agreement, dated December 28, 2002, as amended, which sets forth the cash fees, warrants, and other arrangements in connection with the Offering, (iii) the terms and conditions of the engagement of the July 2002 Advisor by the Company pursuant to that certain fee engagement letter agreement dated July 15, 2002, as amended, which sets forth the cash fees, warrant and other arrangements in connection with certain placements, (iv) the terms and conditions of the engagement of the November 2002 Advisor by the Company pursuant to that certain fee engagement letter agreement dated November 13, 2002, as amended, which sets forth the cash fees, warrant and other arrangements in connection with certain placements, and (v) the terms and conditions of the engagement of the December 2002 Advisor by the Company pursuant to that certain fee engagement letter agreement dated December 9, 2002, as amended, which sets forth the cash fees, warrant and other arrangements in connection with certain placements. In addition, the Purchaser acknowledges that the Company has not made any representations or warranties other than as specifically set forth herein.

5.9     Accredited Investor.   Purchaser makes the additional representations and warranties set forth on Exhibit 4.9 attached hereto.

5.10    Risk and Suitability.   The Purchaser acknowledges and realizes that Purchaser’s purchase of the Securities involves a high degree of risk and the Purchaser could

Annex I-13

lose a substantial portion or all of its investment in the Securities. In addition, the Purchaser has such knowledge and experience in business and financial matters, including without limitation, investment in technology and biotechnology companies, as will enable the Purchaser to fend for itself, bear the economic risk of its investment and evaluate the merits and risks of an investment in the Securities and to make an informed investment decision. The Purchaser understands that the Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will provide sufficient working capital to meet the Company’s needs in the near term. In the event that the Company’s plans change or its assumptions change or prove to be inaccurate, the Company would be required to seek additional financing sooner than anticipated. There can be no assurance that the Company will achieve cash flow from operations sufficient to satisfy its working capital requirements, or at all, or that additional financing will be available to the Company on commercially reasonable terms, or at all.

5.11     Restricted Securities.   The Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated by the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.12     Legal Proceedings.   There are no material legal proceedings to which Purchaser is a party or of which property of Purchaser is the subject and, to the Purchaser’s knowledge, no such proceedings are contemplated by governmental authorities or others.

5.13     Possible Nasdaq Delisting.   The Purchaser acknowledges and realizes that on October 28, 2002, the Company received notification from the NASD that its common stock had closed below the minimum $1.00 per share required for continued inclusion on the Nasdaq. The Purchaser acknowledges and realizes that in its notification, the NASD informed the Company that the Company has 180 calendar days, or until April 28, 2003, to comply with NASD Marketplace Rule 4310(c)(4). In order to comply with this rule, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days at any time before April 28, 2003. The Purchaser acknowledges and realizes that if the Company does not comply with this rule prior to April 28, 2003, the NASD will determine whether it meets one of the initial listing criteria for the Nasdaq SmallCap Market under NASD Marketplace Rule 4310(c)(2)(A).

The Purchaser acknowledges and realizes that to meet the initial listing criteria under NASD Marketplace Rule 4310(c)(2)(A), the Company must have (i) stockholder’s equity of at least $5 million, (ii) a market capitalization of listed securities of at least $50 million or (iii) net income of at least $750,000 (excluding extraordinary or non-recurring items) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. If the Company meets any one of these requirements, the Company can then request from the NASD an additional 180 calendar day grace period to demonstrate compliance. The Purchaser acknowledges and realizes that if the Company does not meet any of the initial listing criteria (or

Annex I-14

if the Company meets the criteria and the NASD does not grant our request for an extension), then the NASD may notify the Company that its securities will be delisted. In the event that the Company is notified by the Nasdaq that it intends to delist the Company, the Company will be able to appeal this determination to a Listing Qualifications Panel.

If the Company is delisted from Nasdaq, Purchaser acknowledges and realizes that its Common Stock would be considered a penny stock under regulations of the Securities and Exchange Commission and would therefore be subject to rules that impose additional sales practice requirements on broker-dealers who sell its securities. The Purchaser acknowledges and realizes that the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in the Company’s Common Stock, which could severely limit the market liquidity of the common stock and the Purchasers’ ability to sell our securities in the secondary market. The Purchaser acknowledges and realizes that the Company cannot assure Purchaser that it will be able to maintain its listing on the Nasdaq.

5.14     Acknowledgment of Rights Agreement.   Purchaser is aware of the contents of the May 20, 2002 Rights Agreement between the Company and American Stock and Transfer Trust Company as set forth in the Company’s Registration Statement on Form 8-A filed May 22, 2002 (the “Rights Agreement”). Purchaser shall not, absent the approval of the Company’s Board of Directors, either alone or with a group of affiliated or associated Persons, acquire or obtain the right to acquire beneficial ownership of securities of the Company (including warrants) having 15% of more of the voting power of all outstanding voting securities of the Company.

5.15     Finder’s Role.   The Purchaser is aware that the December 2002 Finder is not acting as an agent or representative of any Purchaser in connection with this offering or future offerings by the Company. The Purchaser is also aware that is contemplated that a principal or affiliate of the December 2002 Finder will be an Purchaser hereunder. The Purchaser is also aware that the December 2002 Finder may serve as a financial advisor to the Company in connection with potential mergers and acquisitions transactions on terms and conditions to be negotiated.

6.     Survival; Indemnification

6.1     Survival.   The representations and warranties made by each of the Company and each Investor in this Agreement, the exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one (1) year. The covenants made by each of the Company and each Investor in this Agreement, the exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation

Annex I-15

available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

6.2     Indemnity.

(a)    The Company hereby agrees to indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, partners and members (collectively, the “Investor Indemnitees”), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

(i)      any material misrepresentation, omission of any material fact or breach of any of the Company’s representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

(ii)     any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

(iii)    any action instituted against the Investors, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement, except for any claim arising out of a breach by any Investor of this Agreement or the misuse by any Investor of any non-public information with respect to the Company.

(b)    Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the “Company Indemnitees”), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any material misrepresentation, omission of a material fact, or breach of any of the Investor’s representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement. Notwithstanding anything to the contrary herein, the Investor shall be liable under this Section 6.2(b) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

6.3     Notice.   Promptly after receipt by either party hereto seeking indemnification pursuant to Section 6.2 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section 6.2 is being sought (the “Indemnifying Party”) of the

Annex I-16

commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and, except as otherwise provided above, all reasonable attorneys’ fees and expenses) shall be paid to the Indemnified Party, as incurred, within ten (10) trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses, with interest at market rates, to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6.4     Direct Claims.   In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article IX. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

Annex I-17

7.     Restrictions on Transfer, Information and Registration Rights

7.1     Restrictions on Transferability.   The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom, or in the absence of compliance with any term of the Purchase Agreement. Without limiting the foregoing, (i) the Securities may be offered, resold, pledged or otherwise transferred only (A) in a transaction meeting the requirements of Rule 144 of the SEC (“Rule 144”), or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) or (B) pursuant to an effective registration statement under the Securities Act, in each case in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (ii) Purchaser will be required to notify any subsequent purchaser of the resale restrictions set forth above. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

7.2     Restrictive Legends.   Each certificate representing any of the Securities shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

7.3     Registration on Form S-3

7.3.1     Filing and Effectiveness of Registration Statement.   The Company shall use its commercially reasonable efforts to secure effectiveness of, as soon as practicable, and shall file no later than thirty (30) calendar days after the Closing Date (unless such registration is not permitted under the applicable rules and regulations of the SEC), a registration statement on Form S-3 (the “Registration Statement”) with the SEC pursuant to the Securities Act to register the non-underwritten public offering and resale of the Initial Shares and

Annex I-18

Warrant Shares (the “Registrable Securities”); provided however, that in the event the Company fails to be eligible to file a registration statement on Form S-3, the Company shall file with the SEC pursuant to the Securities Act a registration statement on Form S-1. In the event that (i) the Registration Statement to be filed by the Company is not filed with the SEC within thirty (30) days from the Closing, (ii) such Registration Statement is not declared effective by the Commissioner within the earlier of sixty (60) days from the Closing or five (5) days after clearance by the SEC to request effectiveness, (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 7.3.3 below, or (iv) the Registration Statement referred to in Section 7.3.3 below is not filed within thirty (30) days or declared within sixty (60) days as set forth therein (each a “Registration Default”) then the Company shall be in Registration Default hereunder and shall be liable to each Investor for the decline in value of the Registrable Securities held by such Investor at the time of such default until such Registration Default is cured in full. The Investors may further pursue all legal rights and remedies set forth in this Agreement.

7.3.2     Registration Expenses.   The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities (a “Holder;” collectively, the “Holders”) shall pay all Selling Expenses related to such Holder’s sale of Registrable Securities (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. “Registration Expenses” shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, all fees and expenses of a single counsel for the Holders (up to a maximum of $15,000) and the expense of any special audits incident to or required by any such registration. “Selling Expenses” shall mean all selling commissions, underwriting fees (if any) and stock transfer taxes applicable to the Registrable Securities.

7.3.3     Additional Company Obligations.   In the case of any registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) (A) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (B) take all lawful action such that each of (1) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, the Company agrees that it shall, within five business days of its legal eligibility to do

Annex I-19

so, file a post-effective amendment to the Registration Statement to amend such statement to be on Form S-3 and to use commercially reasonable efforts to prosecute such amendment to effectiveness; (ii) (A) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies of the Selling Stockholders and Plan of Distribution sections (or equivalents) to the Investors as required by Section 3(c) and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose with respect thereto and (B) furnish to each Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Investor; (iii) keep such registration effective until (A) all Registrable Securities have been disposed of pursuant to the Registration Statement, (B) all Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, (C) all Registrable Securities have been otherwise transferred to holders who may trade such Registrable Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (D) such time as, in the opinion of counsel to the Company, all securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act; (iv) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (vii) use its best efforts to comply with all applicable rules and regulations of the SEC and (viii) notify Holders of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the Company shall prepare and file a curative amendment to the Registration Statement as quickly as possible; (ix) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; (x) file the documents required of the Company and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Registrable Securities are originally sold and (B) all other states specified in writing by a Holder as may reasonably be required to sell such Holder’s Registrable Securities, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented; (xi) cooperate with the Investors to facilitate the timely preparation and

Annex I-20

delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within three (3) trading days after a any sale pursuant to the Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors) an appropriate instruction and, to the extent necessary, an opinion of such counsel; and (xiii) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances.

7.3.4     Providing Information.   Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. Such Holder shall represent that such information is true and complete.

7.3.5     Limitations on Sale.   The Company may at any time refuse to permit the Holders to resell any Registrable Securities pursuant to the Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Holders to the effect that a delay in such sales is necessary because, in the good faith judgment of the Company, sales pursuant to the Registration Statement would require the public disclosure of information that would not otherwise be required to be disclosed (which disclosure would, in the good faith judgment of the Company, have a significant adverse effect on the Company) or could in other respects constitute a violation of the federal securities laws or otherwise materially adversely affect the Company. In such an event, the Company shall notify the Holders promptly after it has determined that such circumstances no longer exist. The Company shall not under any circumstances be entitled to refuse to permit the Holders to resell any Registrable Securities under this Section (i) more than one (1) time in the twelve (12) month period following the Closing Date, and any individual period during which the Company refuses to permit the Holder to resell any Registrable Securities in the twelve (12) month period following the Closing Date shall not exceed sixty (60) days, and (ii) more than one (1) time in the second twelve month period following the Closing Date, and any Registrable Securities in the second twelve (12) month period following the Closing Date shall not exceed sixty (60) days. Each Purchaser hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Registration Statement during the periods the Company refuses to permit the Holder to resell any Registrable Securities as set forth in this Section.

7.4     Indemnification and Contribution

7.4.1     Indemnification by the Company.   The Company agrees to indemnify and hold harmless each Holder and each person who controls a Holder, within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party

Annex I-21

asserting any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or (ii)) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

7.4.2     Indemnification by Holder.   Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any claim by a third party asserting (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement, provided, however, that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Holder and delivered to the Company at least three business days before the sale from which such loss occurred or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and each Holder, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding anything to the contrary herein, no Holder shall be liable under this Section 7.4.2 in excess of the net proceeds to such Holder as the result of the sale of Registrable Securities pursuant to a Registration Statement.

7.4.3     Indemnification Procedures.   Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party’s ability to defend such action. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists

Annex I-22

or shall exist a conflict of interest that would make it inappropriate in the reasonable opinion of counsel for the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that in the case of the immediately preceding proviso the indemnifying person shall not be responsible for the legal expenses of more than one counsel for all indemnified persons.

7.4.4     Contribution in Lieu of Indemnity.   If the indemnification provided for in this Section 5.4 is unavailable to or insufficient to hold harmless an indemnified party under Section 5.4.1 or 5.4.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.4.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.4.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4.4, no Holder shall be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Registrable Securities to which such loss relates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.4.4 to contribute are several in proportion to their respective sales of Registrable Securities to which such loss relates and not joint.

Notwithstanding any other provision of this Section 7.4.4, in no event shall any Investor be required to undertake liability to any person under this Section 7.4.4 for any amounts in excess of the net proceeds received by such Investor from the sale of such Investor’s Registrable Securities pursuant to a Registration Statement.

7.4.5     Controlling Persons Indemnified.   The obligations of the Company and the Holders under this Section 5.4 shall be in addition to any liability which the Company and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Holder within the meaning of the Securities Act.

7.5     Reports Under the Exchange Act.   With a view to make available to the Purchasers or Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Purchaser or Holder to sell

Annex I-23

Securities to the public without registration or pursuant to a registration on Form S-3, the Company will covenant and agree to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to any Purchaser or Holder, so long as the Purchaser or Holder owns any Securities forthwith upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser or Holder of any rule or regulation of the SEC that permits the selling of any such Securities without registration or pursuant to such Form S-3.

7.6     Adjustment of Number of Shares Purchased.   In the event that the Company completes a placement of equity that results in proceeds of not less than $1,000,000 at any time prior to such time as the Company has completed a placement or series of placements resulting in total aggregate proceeds of not less than $7,000,000 (a “Qualifying Adjustment Financing”) in which shares are issued at a price per share of less than the Purchase Price (the “Lower Subsequent Purchase Price”), then for no additional consideration the Purchaser shall receive an additional number of shares of Company Common Stock (the “Lower Subsequent Purchase Price Additional Shares”) equal to the number of shares that the Purchaser would have received had the Purchase Price been equal to the Lower Subsequent Purchase Price less the number of shares listed in Section 3 of the initial page of this Purchase Agreement. For the purposes of this Purchase Agreement, the Lower Subsequent Purchase Price Additional Shares shall be deemed Initial Shares (as such term is defined in Section 1.2 hereof).

8.     Miscellaneous

8.1     Waivers and Amendments.   Without the written consent of (i) the Company and (ii) the record holders of more than fifty percent (50%) of the Securities issued to the Purchasers (on a converted-to-Common Stock basis) then outstanding that have not previously been sold in a public offering, the terms of the Purchase Agreement may not be waived or amended.

8.2     Governing Law.   The Purchase Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. The Purchaser hereby irrevocably submits to the jurisdiction of any State or United States Federal court sitting in Alameda or San Francisco counties in the State of California over any action or proceeding arising out of or relating to this Purchase Agreement or any agreement contemplated hereby, and the Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The Purchaser further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in the State or United States Federal courts sitting in Alameda or San Francisco counties in the State of California.

Annex I-24

8.3     Survival.   The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or the Purchaser and the Closing.

8.4     Successors and Assigns.   Subject to Section 5, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Securities).

8.5     Entire Agreement.   The Purchase Agreement (including all Exhibits thereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

8.6     Notices, etc.   All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon electronic confirmation of successful facsimile transmission, (c) three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, or (d) one (1) business day after timely delivery to an overnight air courier for next business day delivery, in each case addressed (i) if to the Purchaser, at the address set forth on the signature page to the Purchase Agreement or at such other address as the Purchaser shall have furnished the Company in writing, or (ii) if to the Company, at its address set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

8.7     Severability.   If any provision of the Purchase Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.8     Titles and Subtitles.   The titles of the paragraphs and subparagraphs of the Purchase Agreement are for convenience of reference and shall not, by themselves, determine the construction of the Purchase Agreement.

8.9     Counterparts.   The Purchase Agreement may be executed in any number of counterparts, each of which be an original, but all of which together shall constitute one instrument.

8.10    Attorneys Fees.   In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs incurred in said action. The Company shall pay the reasonable fees of one (1) attorney for the Purchaser incurred in connection with the negotiation of this Agreement provided that the Company receives a reasonably detailed invoice setting forth such fees.

Annex I-25

Warrant No.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF CARDIMA, INC.

This certifies that              (the “Holder”), for value received is entitled to purchase from Cardima, Inc., a Delaware corporation (the “Company”),              (            ) fully paid and nonassessable shares of the Company’s Common Stock (the “Warrant Shares”) at a price of $0.8245 (which exercise price shall be equal to 110% of the Purchase Price) per share (the “Stock Purchase Price”) at any time or from time to time on or after the Commencement Date (as defined below) up to and including 5:00 p.m. (Pacific time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 47266 Benicia Street, Fremont, California 94538 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment by cash, cashier’s check or wire transfer of immediately available funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, such exercise to be conditioned upon the accuracy of all representations and warranties contained in such Form of Subscription. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. “Commencement Date” means the date which is two (2) months after the date of issuance of this Warrant and “Expiration Date” means the earlier of (i) four (4) years from the date hereof or (ii) the occurrence of an event, proposal of which is described in subsection (d) of Section 3.4 which causes termination of this Warrant under Section 3.4. This Warrant is issued pursuant to

1

the Stock and Warrant Purchase Agreement between the Company and Holder dated as of the date hereof (the “Purchase Agreement”).

This Warrant is subject to the following terms and conditions:

1.	Exercise of Warrant.

1.1    Issuance of Certificates. This Warrant is exercisable at the option of Holder at any time or from time to time on or after the Commencement Date and prior to or on the Expiration Date for all or a portion of the shares of Warrant Shares which may be purchased hereunder but if this Warrant is to be exercised only in part, not for less than the greater of (a) twenty-five (25%) of the number of Warrant Shares which may initially be purchased hereunder or (b) one thousand (1,000) Warrant Shares (in either case as adjusted for any stock dividend, split, combination, recapitalization or the like with respect to such shares). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company’s transfer agent at the Company’s expense within a reasonable time after this Warrant has been exercised. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the date of expiration of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon exercise of this Warrant.

1.2    Payment. Payment of the Stock Purchase Price shall be made by surrender to the Company of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and payment by cash, cashier’s check or wire transfer of immediately available funds and specifying the number of Warrant Shares to be purchased, during normal business hours on any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

At any time after the Commencement Date and prior to the Expiration Date, this Warrant shall also be exercisable by means of a “cashless exercise” in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the volume weighted average price per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the principal market in terms of volume, and converted into US Dollars;

(B) = the Exercise Price of the Warrants; and

2

(X) = the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

2.    Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will use its best efforts to at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock. When and as required to provide for the exercise of the rights represented by this Warrant, the Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

3.    Adjustment of Stock Purchase Price; Number of Shares. The Stock Purchase Price and the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

3.1    Adjustment of Purchase Price. In the event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Stock Purchase Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. Upon each adjustment of the Stock Purchase Price pursuant to this Section 3.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

3.2    Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate

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or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3.2. For purposes of this Section 3.2, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

3.3    Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall within five business days give written notice thereof, by first class mail, postage prepaid, (or by international delivery service, for international addresses) addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.4    Certain Termination Events; Other Notices. If at any time the Company shall propose to:

(a)     declare any cash dividend upon its Common Stock;

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(b)     declare or make any dividend or other distribution to the holders of its Common Stock, whether in cash, property or other securities;

(c)     effect any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation or any sale, lease or conveyance of all or substantially all of the property of the Company; or

(d)     effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, or international delivery service for international deliveries, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least fifteen (15) business days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least fifteen (15) business days’ written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend or distribution, the record date for such dividend or distribution, if after the Commencement Date. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation/merger, sale, lease, conveyance, dissolution, liquidation or winding-up, as the case may be and in connection with the occurrence of an event described in clause (d) above such notice shall specify the anticipated net equity value that will accrue to Common Stock holders so that the Holder can make an informed decision whether or not to exercise this Warrant. In the event that the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described in clause (a) or (b) above, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event. Upon the occurrence of an event described in clause (c) in which the holders of the Company’s voting securities of the Company immediately prior to the event do not hold at least fifty percent (50%) of the voting securities of the Company or the surviving entity (in a sale of assets, the Company shall be the surviving entity) resulting from such event immediately after such event, this Warrant shall terminate unless the Company has negotiated (which it is under no obligation to do) for the assumption of this Warrant. Upon the occurrence of an event described in clause (c) and, subject to the immediately preceding sentence, the Holder shall be entitled thereafter, upon payment of the Stock Purchase Price in effect immediately prior to such action, to receive upon exercise of this Warrant the class and number of shares which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to such event. In connection with the transactions described in clause (c) and provided that this Warrant does not terminate as provided in the second sentence immediately preceding this sentence, the Company will require each person (other than the Company) that may be required to deliver any cash, stock, securities or other property upon the exercise of this Warrant as provided herein to assume, by written instrument delivered to the Holder of this

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Warrant (x) the obligations of the Company under this Warrant and (y) the obligation to deliver to such Holder such cash, stock, securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 3. Upon the occurrence of an event the proposal of which is described in clause (d), this Warrant shall terminate. Notwithstanding any other provision hereof, no Holder shall have the right to obtain an injunction or restraining order or otherwise interfere with or prevent the occurrence of any of the actions described in (a) - (d) above.

3.5    Adjustment of Number of Warrant Shares For Certain Holder Transactions. The number of Warrant Shares purchasable hereunder shall be reduced on a one-for-one basis by the number of shares of Common Stock (or Common Stock equivalents) sold directly or indirectly, including, without limitation, any short sale, third party short sales or holdings of a “put equivalent position” (as defined in Rule 16a-1 of the 1934 Act), of the Company’s Common Stock by the Holder from the date hereof until the date which is sixty (60) days from date of issuance of this warrant. Prior to or simultaneously with the first exercise of this Warrant by the Holder (or the transfer of this Warrant), the Holder shall provide the Company with an affidavit and other reasonable supporting materials as to the foregoing.

3.6    Adjustment of the Number of Warrant Shares and the Stock Purchase Price For a Certain Company Transaction. In the event that the Company completes a placement of equity that results in proceeds of not less than $1,000,000 at any time prior to such time as the Company has completed a placement or series of placements resulting in total aggregate proceeds of not less than $7,000,000 (a “Qualifying Adjustment Financing”) in which shares are issued at a price per share of less than the Purchase Price (the “Lower Subsequent Purchase Price”), then the Stock Purchase Price of this warrant and the number of shares purchasable upon exercise of this warrant shall be adjusted such that (i) the Stock Purchase Price shall be equal to 110% of the Lower Subsequent Purchase Price and (ii) the number of shares issuable upon exercise of this warrant shall be adjusted upward by an amount equal to 45% of the number of Lower Subsequent Purchase Price Additional Shares issuable to the Holder. Any additional shares issuable as a result of any adjustment under this Section 3.6 shall also be deemed Warrant Shares for the purposes of the Purchase Agreement and this warrant.

4.    Issue Tax. The issuance of certificates for the Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5.    No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to

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purchase shares of Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

6.    Restrictions on Transferability of Securities: Compliance With Securities Act.

6.1    Restrictions on Transferability. The Warrant and the Warrant Shares (collectively, the “Securities”) shall not be transferable except upon the conditions specified in the Purchase Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable “blue sky” law.

6.2    Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

6.3    Exchange of Warrant. Subject to the terms and conditions hereof, including the restrictions on transfer in this Section 6 and in the Purchase Agreement, upon surrender of this Warrant to the Company with a duly executed Assignment Form in the form attached hereto and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled; provided, however, that

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if the transfer is for less than all of this Warrant, the transferor shall pay all reasonable costs of the Company in connection with a transfer of Warrants to purchase less than the greater of (a) twenty-five percent (25%) of the Warrant Shares which may initially be purchased hereunder or (b) one thousand (1,000) Warrant Shares (in either case as adjusted for any stock dividend, split, combination, recapitalization or the like with respect to such shares). The term “Warrant” as used herein shall be deemed to include any Warrants issued in exchange for this Warrant.

6.4    Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 6.3.

7.    Modification and Waiver. Except as otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.    Notices. Except as otherwise provided herein, any notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon electronic confirmation of successful facsimile transmission, (c) three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, or (d) one (1) business day after timely delivery to an overnight air courier for next business day delivery, in each case addressed (i) if to the Purchaser, at the address set forth on the signature to the Purchase Agreement or at such other address as the Purchaser shall have furnished the Company in writing, or (ii) if to the Company, at its address set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

9.    Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California (without regard to its conflicts of law provisions). The Holder hereby irrevocably submits to the jurisdiction of any State or United States Federal court sitting in the Alameda or San Francisco counties in the State of California over any action or proceeding arising out of or relating to this Warrant or any agreement contemplated hereby, and the Holder irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The Holder further waives any objection to venue in such State and any objection to an action or proceeding in such State based on non-convenient forum. The Holder further agrees that any action or proceeding brought against the Company shall be brought only in the State or United States Federal courts sitting in Alameda or San Francisco counties in the State of California.

10.    Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory

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to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

11.    Amendment. This Warrant is one of a series of warrants (the “Warrant Series”) to purchase in the aggregate up to Two Million Four Hundred Thousand (2,400,000) shares of the Company’s Common Stock. This Warrant may be amended only with the written approval of the Company and (i) the Holder of this Warrant or (ii) the holders of warrants representing a majority of the Warrant Shares issuable upon exercise of then-outstanding Warrants; provided, however, that any amendment affected pursuant to (ii) above shall be made in the same manner to all warrants in the Warrant Series.

12.    Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

13.    Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the market price of the Common Stock on such exercise date, which shall be, on such date, the closing price for the Common Stock or the closing bid if no sales were reported, as quoted on the exchange or market that is the primary trading market for the Company.

14.    Attorneys Fees. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs incurred in said action.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this              day of             ,             .

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	Cardima, Inc.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder,              (            ) shares of Common Stock of [            ] Inc. (the “Company”), and herewith makes payment in the amount of $             therefor. The certificates for such shares should be issued in the name of, and delivered to,              whose address is                                                      .

The undersigned represents, unless the exercise of this Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), that (i) the undersigned is acquiring such Common Stock for his or its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a registration statement under the Securities Act), (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned’s investment in the shares of Common Stock, (iii) the undersigned has received all of the information the undersigned requested from the Company and the undersigned considers necessary or appropriate for deciding whether to purchase the shares, (iv) the undersigned has the ability to bear the economic risks of the undersigned’s prospective investment and (v) the undersigned is able, without materially impairing his financial condition, to hold the shares of Common Stock for an indefinite period of time and to suffer complete loss on the undersigned’s investment.

The undersigned is an “accredited investor” as defined in Regulation D of the Securities and Exchange Commission on the date hereof.

DATED:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

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THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

ASSIGNMENT FORM

(To be executed only upon transfer of this Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                      (the “Assignee”) the right represented by such Warrant to purchase                      Warrant Shares and all other rights of the Holder with respect thereto under the within Warrant, and appoints                              as Attorney to make such transfer on the books of Cardima, Inc. maintained for such purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                                                           .

[MEDALLION GUARANTEE]
(Signature)

(Print Name)

(Street Address)

(City) (State) (Zip Code)

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INVESTMENT REPRESENTATION STATEMENT

1.    Acquisition Entirely for Own Account. Purchaser represents and warrants that Purchaser is acquiring the Securities solely for Purchaser’s own account for investment and not with a view to sale or distribution of the Securities or any portion or component thereof, and Purchaser will not sell, offer to sell or otherwise dispose of or distribute the Securities or any portion or component thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act, and applicable state securities or “Blue Sky” laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the Securities that Purchaser is acquiring is being acquired for, and will be held for Purchaser’s account only, and neither in whole nor in part for any other person or entity.

2.    Information Concerning the Company. Purchaser represents and warrants that Purchaser has been provided with such information concerning the Company that Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Securities. Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

3.    Economic Risk and Suitability. Purchaser represents and warrants as follows:

3.1    Purchaser acknowledges and realizes that Purchaser’s purchase of the Securities involves a high degree of risk and will be a highly speculative investment and that Purchaser is able, without impairing Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

3.2    Purchaser has carefully considered and has, to the extent Purchaser believes such discussions necessary, discussed with Purchaser’s professional, legal, tax and financial advisors the suitability of an investment in the Securities for the particular legal, tax and financial situation of Purchaser and that Purchaser and/or Purchaser’s advisors have determined that the Securities are a suitable investment for Purchaser.

3.3    Purchaser has such knowledge and experience in business and financial matters, including without limitation, investment in technology and biotechnology companies, as will enable Purchaser to fend for itself, bear the economic risks of its investment and evaluate the merits and risks of an investment in the Securities and to make an informed investment decision.

3.4    Purchaser has carefully read the Purchase Agreement and all attachments thereto and the Company has made available to Purchaser or Purchaser’s advisors all information and documents requested by Purchaser relating to investment in the Securities, and has provided answers to Purchaser’s satisfaction to all of Purchaser’s questions concerning the Company and the Securities to be acquired.

3.5    Purchaser understands that neither the Company nor any of its officers/directors, has any obligation to register the Securities under any federal or state

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securities act or law except as otherwise expressly set forth in Section 5.3 of the Annex to the Purchase Agreement.

3.6    All information that Purchaser has provided concerning himself or herself, his or her financial position and (each of) his/her representative(s), if any, is correct and complete as of the date set forth below, and if there should be any material change in such information, Purchaser will provide such information to the Company as soon as practicable thereafter.

3.7    Purchaser understands that the Company is relying on the truth and accuracy of the declarations, representations, warranties and agreements made by Purchaser to the Company herein in transferring the Securities to Purchaser.

3.8    Purchaser confirms that Purchaser has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast or television or radio regarding the Offering of the Securities.

4.    Status of Purchaser. Purchaser represents and warrants that Purchaser is an “Accredited Investor”, as defined in Rule 501 of the SEC, because Purchaser is either (Please check all item(s) that apply):

☐	(a)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase, exceeds $1 million; or

☐	(b)
A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a bank as defined in Section 3(a)(2) of the Securities Act;

☐	(d)	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(e)	a broker dealer registered pursuant to Section 15 of the Exchange Act;

☐	(f)	an insurance company as defined in Section 2(13) of the Securities Act;

☐	(g)	an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act;

☐	(h)	a small business investment company licensed under the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

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☐	(i)	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	(j)
a corporation, partnership, an organization described in Section 501)(3) of the Internal Revenue Code of 1986, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐	(k)
a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities, whose purchase of the Securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

☐	(l)
an entity in which all of the equity owners meet one of the requirements of paragraphs (a) through (k) hereof, including, without limitation, a grantor revocable trust of which the grantor meets the requirements of paragraphs (a) through (k). (IF THIS ITEM IS CHECKED, PLEASE HAVE EACH EQUITY OWNER COMPLETE A COPY OF THIS FORM OF QUESTIONNAIRE AND LIST EACH EQUITY HOLDER ON THE LINES BELOW)

5.    Residency. The undersigned is a bona fide resident of                                 .

If you are purchasing as an individual, please print your name and sign below:	If you are signing on behalf of an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Purchaser)		(Print Name of Purchaser)

By:

Signature

Name:

(Print name of authorized signatory)

Title:

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QUESTIONNAIRE FOR ACCREDITED EQUITY HOLDER OF THE PURCHASER

Status of the Undersigned Equity Holder of the Purchaser. The undersigned equity holder of                                                               (FILL IN THE NAME OF THE PURCHASER) represents and warrants that the undersigned is an “Accredited Investor”, as defined in Rule 501 of the SEC, because the undersigned is either (Please check all item(s) that apply):

☐	(a)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase, exceeds $1 million; or

☐	(b)
A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a bank as defined in Section 3(a)(2) of the Securities Act;

☐	(d)	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(e)	a broker dealer registered pursuant to Section 15 of the Exchange Act;

☐	(f)	an insurance company as defined in Section 2(13) of the Securities Act;

☐	(g)	an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act;

☐	(h)	a small business investment company licensed under the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(i)	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	(j)
a corporation, partnership, an organization described in Section 501)(3) of the Internal Revenue Code of 1986, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐	(k)
a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities, whose purchase of the Securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

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☐	(l)
an entity in which all of the equity owners meet one of the requirements of paragraphs (a) through (k) hereof, including, without limitation, a grantor revocable trust of which the grantor meets the requirements of paragraphs (a) through (k). (IF THIS ITEM IS CHECKED, PLEASE HAVE EACH EQUITY OWNER COMPLETE A COPY OF THIS FORM OF QUESTIONNAIRE)

Residency: The undersigned is a bona fide resident of

If you are purchasing as an individual, please print your name and sign below:	If you are signing on behalf of an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Purchaser)		(Print Name of Purchaser)

By:

Signature

Name:

(Print name of authorized signatory)

Title:

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